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                              EXHIBIT NO. 5.1











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                                                              (202) 274-2011



August 19, 1997



Board of Directors
Progressive Bancorp, Inc.
601-617 Court Street
Pekin, Illinois  61554


         Re:  Progressive Bancorp, Inc.
              Registration Statement on Form S-4

Gentlemen:

    We have served as special counsel for the Progressive Bancorp, Inc., a Delaware corporation, in connection with the registration under the Securities Act of 1933, of 168,172 shares of Common Stock, par value $0.01 per share.

    Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

    (1)  the shares of Common Stock have been duly authorized;

    (2) upon issuance, sale and delivery of the shares as contemplated in the Registration Statement, the shares will be legally issued, fully paid and non-assessable.

    We hereby consent to the reference to our firm under the heading "Proposal I--Proposed Formation of Holding Company--Legal Opinion" in the Prospectus and Proxy Statement in the Registration Statement (and all amendments thereto) and to the filing of this opinion as Exhibit 5.1 thereto.

                                  Very truly yours,



                                  LUSE LEHMAN GORMAN POMERENK & SCHICK
                                  A Professional Corporation